SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2015 (August 12, 2015)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 12, 2015, Flowers Foods, Inc. (the “Company”) issued a press release announcing it has signed a stock purchase agreement (the “Stock Purchase Agreement”) with AVB, Inc. (“AVB”), Goode Seed Holdings, LLC (“GSH”), Goode Seed Co-Invest, LLC (“GSC”), Glenn Dahl, trustee of the Glenn Dahl Family Trust, U/A/D November 28, 2012 (“GDT”), David J. Dahl, trustee of the David Dahl Family Trust, U/A/D May 1, 2012 (“DDT”), Shobi L. Dahl, trustee of the Shobi L. Dahl Family Trust, U/A/D December 16, 2011 (“SDT”, and together with GDT, DDT, GSH and GSC, the “Sellers”), GSH as the shareholders’ representative and Flowers Bakeries, LLC, a wholly-owned subsidiary of the Company (“Flowers Bakeries”).

Pursuant to the Stock Purchase Agreement, Flowers Bakeries will acquire all of the issued and outstanding shares of AVB’s common stock for a purchase price of $275 million in cash (the “Acquisition”). The purchase price is subject to a working capital adjustment based on AVB’s net working capital as of the closing date of the transaction and certain transaction expenses.

The Stock Purchase Agreement contains customary representations and warranties made by each of the parties. AVB, Flowers Bakeries and the Company have also agreed to various covenants in the Stock Purchase Agreement, including, among other things, covenants (i) by AVB to conduct its material operations in the ordinary course of business consistent with past practice and (ii) by each of the parties not to take certain actions prior to the closing of the Acquisition without prior consent of the other. The Sellers and the Buyer have also agreed to indemnify one another against certain damages, with certain exceptions and limitations. The Stock Purchase Agreement also contains certain termination rights for AVB, Flowers Bakeries and the Sellers in certain circumstances, and if the Stock Purchase Agreement is terminated by Flowers Bakeries, it may be required upon certain circumstances, to pay the Sellers a termination fee.

The consummation of the Acquisition is subject to various customary closing conditions, including (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (“HSR approval”) and (ii) the continued accuracy of the representations and warranties of AVB, Flowers Bakeries and the Company (subject to specified materiality standards). In addition, the obligation of Flowers Bakeries and the Company to complete the Acquisition is subject to the absence of a material adverse effect with respect to AVB’s business, operations, condition or results of operations. The Stock Purchase Agreement is not subject to any financing condition.

Completion of the Acquisition is anticipated to occur by the end of 2015, although there can be no assurance the Acquisition will occur within the expected timeframe or at all.

A copy of the press release announcing the Acquisition is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated August 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
	Name:	R. Steve Kinsey
	Title:	Executive Vice President and Chief Financial Officer

Date: August 13, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated August 12, 2015